UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2016

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Please send copies of all communications to:

Harvey J. Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01        Entry into a Material Definitive Agreement.

On December 1, 2016, Majesco Entertainment Company (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company, PolarityTE, Inc., a Nevada corporation (“Polarity”) and Dr. Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of Polarity (the “Seller”). The closing is subject to various closing conditions, including, approval of stockholders of the Company in accordance with Delaware law and NASDAQ Listing Rule 5635 and a minimum cash balance available to the Company.

Polarity is the owner of a novel regenerative medicine and tissue engineering platform developed and patented by Denver Lough, MD, PhD. This radical and proprietary technology employs a patient’s own cells for the healing of full-thickness, functionally-polarized tissues. If clinically successful, the PolarityTE platform will be able to provide medical professionals with a truly new paradigm in wound healing and reconstructive surgery by utilizing a patient’s own tissue substrates for the regeneration of skin, bone, muscle, cartilage, fat, blood vessels and nerves. It is because PolarityTE uses a natural and biologically sound platform technology, which is readily adaptable to a wide spectrum of organ and tissue systems that Polarity and its world-renowned clinical advisory board are poised to drastically change the field and future of translational regenerative medicine.

            Polarity’s launch product which is being prepared for clinical trials is the first ever truly autologous skin regeneration construct of its kind, which can regrow full-thickness and functional polarized skin, including all layers (dermis & epidermis), hair, and skin appendages. The PolarityTE constructs will offer patients a new option for wound healing—“where self regenerates self”. In parallel with the clinical development of the functionally-polarized skin regenerative product, the PolarityTE platform provides a new and radical pipeline for expansion into numerous other tissues, including bone, muscle, cartilage, fat, blood vessels, nerves, solid organs and vascularized composite structures under a direct interface with practicing medical leaders, in order to provide patients and the market with truly practical answers to difficult wound and tissue voids.

At closing, upon satisfaction of each of the closing conditions, the Seller will be issued 7,050 shares of the Company’s newly authorized Series E Preferred Stock (the “Preferred Shares”) convertible into an aggregate of 7,050,000 shares of the Company’s common stock (the “Merger Consideration” and such transaction, the “Merger”), expected to constitute approximately 50% of the issued and outstanding common stock of the Company on a fully diluted basis at closing and depending in part, upon the Company’s expected cash balance at closing. Until converted, each Preferred Share is entitled to two votes for every share of common stock into which it is convertible on any matter submitted for a vote of stockholders.

The parties to the Agreement made representations, warranties and covenants that are customary for transactions of this nature.

The Merger is expected to be accounted for as an acquisition of assets rather than a business pursuant to Financial Accounting Standards Board Accounting Standards Codification 805-50-30 “Business Combinations”.  Accordingly, assets acquired through a transaction that is not a business combination shall be measured based on the cash consideration paid plus either the fair value of the non-cash consideration given or the fair value of the assets acquired, whichever is more clearly evident.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Series E Preferred Stock

On or prior to the effective time of the Merger, the Company will file a Certificate of Designations, Preferences and Rights of the 0% Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State pursuant to which the Company will designate 7,050 shares of the Company’s authorized shares of preferred stock as Series E Preferred Stock. The Series E Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such preferred stock, plus all accrued and unpaid dividends, if any, on such preferred stock, as of such date of determination, divided by the conversion price.  The stated value of each Series E Preferred Stock is $1,000 and the initial conversion price is $1.00 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Series E Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case will rank senior to the Company's common stock and all other securities of the Company that do not expressly provide that such securities rank on parity with or senior to the Series E Preferred Stock. Until converted, each share of Series E Preferred Stock is entitled to two votes for every share of common stock into which it is convertible on any matter submitted for a vote of stockholders.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Certificate of Designation and is qualified in its entirety by reference to the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

2017 Equity Incentive Plan

On December 1, 2016, the Company’s Board of Directors (the “Board”) approved the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). The purpose of the 2017 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees, consultants and other eligible persons. The 2017 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  The Compensation Committee of the Board will administer the 2017 Plan, including determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Up to 3,450,000 shares of common stock are issuable pursuant to awards under the 2017 Plan. Unless earlier terminated by the Board, the 2017 Plan shall terminate at the close of business on December 1, 2026.

Employment Agreements

                On December 1, 2016, the Company entered into an employment agreement with Dr. Denver Lough (the “Lough Employment Agreement”). Pursuant to the terms of the Lough Employment Agreement, Dr. Lough will serve as Chairman of the Board and as Chief Executive Officer and Chief Scientific Officer of the Company for a term of one year which shall be automatically renewed for successive one year periods thereafter unless earlier terminated. Pursuant to the Lough Employment Agreement, the Company shall pay Dr. Lough (i) a one-time signing bonus of $100,000, (ii) an annual base salary of $350,000, (iii) an annual discretionary bonus, as determined by the Board, in an amount up to 100% of Dr. Lough’s then current base salary and (iv) 10 year options (the “Lough Options”) to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $3.15 per share (equal to 100% of the market price as defined by NASDAQ (“Fair Market Value”)) which Options shall vest in 24 equal installments commencing on the one month anniversary of the Lough Employment Agreement. The Lough Options were granted pursuant to the 2017 Plan and the exercise of the Lough Options and the 2017 Plan are subject to stockholder approval. If Dr. Lough terminates the Lough Employment Agreement for Good Reason (defined hereafter) or a Change of Control (as defined in the Lough Employment Agreement) or the Company terminates the Lough Employment Agreement without Cause (defined hereafter), then Dr. Lough shall be entitled to receive (i) the sum of his then base salary from the date of termination, (ii) reasonable expenses incurred by Dr. Lough in connection with the performance of his duties, (iii) accrued but unused vacation time through the date of termination, (iv) the sum of this then annual bonus and (v) all Share Awards (as defined in the Lough Employment Agreement) earned and vested prior to the date of termination. In addition, Dr. Lough shall have the right to Participation Payments (as defined in the Lough Employment Agreement) from commercial transactions associated with the Patents (as defined in the Lough Employment Agreement) and intellectual property rights associated with such Patents. If the Company terminates the Lough Employment Agreement for Cause, the Company will have no further obligations or liability to Dr. Lough except for the obligation to (i) pay Dr. Lough his then annual salary through the date of termination, (ii) unpaid annual bonus pursuant to the terms of the Lough Employment Agreement, (iii) reasonable expenses incurred by Dr. Lough in connection with the performance of his duties and (v) accrued but unused vacation time through the date of termination. “Good Reason” means the occurrence of any of the following events without the employee’s consent: (A) the assignment to the employee of duties that are significantly different from, and/or that result in a substantial diminution of, the duties that he assumed on the effective date (including reporting to anyone other than solely and directly to the Board); (B) the assignment to the employee of a title that is different from and subordinate to the title that he assumed on the effective date, provided, however, for the absence of doubt following a Change of Control, should the employee be required to serve in a diminished capacity in a division or unit of another entity (including the acquiring entity), such event shall constitute Good Reason regardless of the title of the Employee in such acquiring company, division or unit; or (C) material breach by the Company of the employment agreement. “Cause” means (a) the willful and continued failure of the employee to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from the employee’s death or Disability (as defined in the employment agreement) after a written demand by the Board for substantial performance is delivered to the employee by the Company, which specifically identifies the manner in which the Board believes that the employee has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the employee within 30 days following his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony, or (c) fraud, dishonesty or gross misconduct which is materially and demonstratively injurious to the Company.

On December 1, 2016, the Company entered into an employment agreement with Edward Swanson (the “Swanson Employment Agreement”). Pursuant to the terms of the Swanson Employment Agreement, Dr. Swanson will serve as Chief Operating Officer of the Company for a term of one year which shall be automatically renewed for successive one year periods thereafter unless earlier terminated. Pursuant to the Swanson Agreement, the Company shall pay Dr. Swanson (i) a one-time signing bonus of $100,000, (ii) an annual base salary of $300,000, (iii) an annual discretionary bonus, as determined by the Board, in an amount up to 100% of Dr. Swanson’s then current base salary and (iv) 10 year options (the “Swanson Options”) to purchase up to 846,000 shares of the Company’s common stock pursuant to the 2017 Plan at Fair Market Value which Swanson Options shall vest in 24 equal installments commencing on the one month anniversary of the Swanson Employment Agreement and are subject to stockholder approval. If Dr. Swanson terminates the Swanson Employment Agreement for Good Reason or a Change of Control (as defined in the Swanson Employment Agreement) or the Company terminates the Swanson Employment Agreement without Cause, then Dr. Swanson shall be entitled to receive (i) the sum of his then base salary from the date of termination, (ii) reasonable expenses incurred by Dr. Swanson in connection with the performance of his duties, (iii) accrued but unused vacation time through the date of termination, (iv) the sum of this then annual bonus and (v) all Share Awards (as defined in the Swanson Employment Agreement) earned and vested prior to the date of termination. If the Company terminates the Swanson Employment Agreement for Cause, the Company will have no further obligations or liability to Dr. Swanson except for the obligation to (i) pay Dr. Swanson his then annual salary through the date of termination, (ii) unpaid annual bonus pursuant to the terms of the Swanson Employment Agreement, (iii) reasonable expenses incurred by Dr. Swanson in connection with the performance of his duties and (v) accrued but unused vacation time through the date of termination.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Lough Employment Agreement, Swanson Employment Agreement and the 2017 Plan, and is qualified in its entirety by reference to the Lough Employment Agreement, Swanson Employment Agreement and the 2017 Plan filed as Exhibit 10.1, 10.2 and 10.3, respectively to this Current Report on Form 8-K and is hereby incorporated by reference.

Stockholders Agreement

On December 1, 2016, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with Dr. Lough, Dr. Swanson (together with Dr. Lough, the “Restricted Stockholders”), Polarity and certain stockholders of the Company (the “Majesco Stockholders”). Pursuant to the terms of the Stockholders Agreement, the Company and Majesco Stockholders shall have the right to purchase from each Restricted Stockholder all of the Restricted Stockholder’s Seller Stock (as defined in the Stockholders Agreement) if such Restricted Stockholder’s employment with the Company is terminated for Cause or by the Restricted Stockholder without Good Reason at the fair market value as determined pursuant to the terms of the Stockholders Agreement. In addition, the Company shall have the right to purchase from each Restricted Stockholder all of the Restricted Stockholder’s Seller Stock if (i) such Restricted Stockholder breaches any material provisions of such Restricted Stockholder’s Employment Agreement or (ii) such Restricted Stockholder beaches any material provision of the Agreement, at a per share price of $0.001 per share. No Restricted Stockholder may sell any shares of Seller Stock to any third party unless the Company and the Majesco Stockholders are first offered the right to participate in any such offering on terms and conditions not less favorable to the Company and the Majesco Stockholders than those applicable to the third party.

 The foregoing description is a summary only, does not purport to set forth the complete terms of the Stockholders Agreement and is qualified in its entirety by reference to the Stockholders Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K and is hereby incorporated by reference.

Voting Agreement

On December 1, 2016, the Company entered into a Voting Agreement (the “Voting Agreement”) with Dr. Lough, Dr. Swanson, Polarity and certain stockholders of the Company (collectively, the “Stockholders”). Pursuant to the terms of the Voting Agreement, the Stockholders agree to vote the Shares (defined hereafter) at any annual or special meeting of stockholders of the Company, or execute a written consent in lieu of such meeting to vote: (i) in favor of: (1) approval of the Merger and the issuance of the Preferred Shares and the Company’s common stock into which such Preferred Shares are convertible in such amount that exceeds 19.99% of the Company’s issued and outstanding common stock and (2) approval of any proposal to adjourn of postpone the stockholder’s meeting to a later date if there are not sufficient votes for the approval of the Merger Consideration and transactions contemplated by the Agreement; and (ii) against any proposal which could be expected to result in a breach of any obligation of the Company which could be expected to result in any of the conditions of the Company’s obligations under the Agreement not being fulfilled. All Shares that the Stockholders purchase or acquire the right to vote or otherwise acquire beneficial ownership after December 1, 2016 shall be subject to the terms of the Voting Agreement. Stockholders shall not deposit any of the Shares in a voting trust, or grant any proxies with respect to the Shares except as provided for in the Voting Agreement. “Shares” shall mean the Company’s common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any additional capital stock of the Company acquired by the Stockholders after December 1, 2016.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Voting Agreement and is qualified in its entirety by reference to the Voting Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K and is hereby incorporated by reference.

Acquisition of Laboratory Equipment

Effective December 1, 2016, Majesco Acquisition II Corp. (“Acq. Corp.”), a wholly-owned subsidiary of the Company, entered into a Warranty Bill of Sale of Laboratory Equipment (“Bill of Sale”) with Acq. Corp. and Q Therapeutics, Inc. pursuant to which Acq Corp purchased certain laboratory equipment for $80,000.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Bill of Sale and is qualified in its entirety by reference to the Bill of Sale filed as Exhibit 10.6 to this Current Report on Form 8-K and is hereby incorporated by reference.

Lease of Office Space

On December 1, 2016, the Company entered into a Lease (the “Lease”) with Paradigm Resources, L.C. (“Paradigm”), pursuant to which the Company will lease 5,331 square feet of office and lab space in Salt Lake City, Utah at a monthly lease rate of $12,439. The lease will commence on January 1, 2017 and terminate on December 31, 2017.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Lease and is qualified in its entirety by reference to the Lease filed as Exhibit 10.7 to this Current Report on Form 8-K and is hereby incorporated by reference.

Certain Risk Factors Relating to Polarity

               An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q and any current reports on Form 8-K on file with the Securities and Exchange Commission (the “SEC”), all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

             There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Rapid technological change could cause Polarity’s platform, PolarityTE, to become obsolete.

The technologies underlying Polarity’s platform, PolarityTE, are subject to rapid and profound technological change. Competition intensifies as technical advances in each field are made and become more widely known. Polarity can give no assurance that others will not develop processes with significant advantages over the processes that Polarity offers or is seeking to develop. Any such occurrence could have a material and adverse effect on Polarity’s business, results of operations and financial condition.

Polarity’s revenues will depend upon adequate reimbursement from public and private insurers and health systems.

Polarity’s success will depend on the extent to which reimbursement for the costs of its treatments will be available from third party payers, such as public and private insurers and health systems.  Government and other third party payers attempt to contain healthcare costs by limiting both coverage and the level of reimbursement of new treatments. Therefore, significant uncertainty usually exists as to the reimbursement status of new healthcare treatments. If Polarity is not successful in obtaining adequate reimbursement for its treatment from these third party payers, the market's acceptance of Polarity’s treatment could be adversely affected.  Inadequate reimbursement levels also likely would create downward price pressure on Polarity’s treatment.  Even if Polarity does succeed in obtaining widespread reimbursement for its treatment, future changes in reimbursement policies could have a negative impact on Polarity’s business, financial condition and results of operations.

To be commercially successful, Polarity must convince physicians that its treatments are safe and effective alternatives to existing treatments and that Polarity’s treatments should be used.

Polarity believes physicians will only adopt its treatment if they determine, based on experience, clinical data and published peer reviewed journal articles, that the use of Polarity’s treatment is a favorable alternative to conventional methods, including skin grating.  Physicians may be slow to change their medical treatment practices for the following reasons, among others:

●   Lack of evidence supporting additional patient benefits and Polarity’s treatments over conventional methods;
●   Perceived liability risks generally associated with the use of new procedures; and
●   Limited availability of reimbursement from third party payers.

In addition, Polarity believes that recommendations for and support of its treatments by influential physicians are essential for market acceptance and adoption.  If Polarity does not receive this support or is unable to demonstrate favorable long-term clinical data, physicians and hospitals may not use Polarity’s treatment, which would significantly reduce Polarity’s ability to achieve revenue and would prevent Polarity from sustaining profitability.

Polarity’s ability to protect its intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which could have a material and adverse effect on Polarity.

Polarity’s success depends significantly on its ability to protect its proprietary rights to the technologies used in it treatment and PolarityTE platform.  Polarity relies on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect its proprietary technology.  These legal means afford only limited protection and may not adequately protect Polarity’s rights or permit Polarity to gain or keep any competitive advantage.  In addition, Polarity’s pending patent applications include claims to material aspects of Polarity’s procedures that are not currently protected by issued patents.  The patent application process can be time consuming and expensive.  Polarity cannot ensure that any of its pending patent applications will result in issued patents.  Competitors may be able to design around Polarity’s patents or develop procedures that provide outcomes that are comparable or even superior to Polarity’s. Furthermore, the laws of foreign countries may not protect Polarity’s intellectual property rights to the same extent as do the laws of the United States.

The failure to obtain and maintain patents and/or protect Polarity’s intellectual property rights could have a material and adverse effect on Polarity’s business, results of operations, and financial condition.  Whether a patent is valid is a complex matter of science and law, and therefore Polarity cannot be certain that, if challenged, its patents would be upheld.  If one or more of those patents are invalidated, that could reduce or eliminate any competitive advantage Polarity might otherwise have had.

In the event a competitor infringes upon Polarity’s pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce or defend Polarity’s intellectual property rights could be expensive and time consuming and could divert Polarity’s management's attention. Further, bringing litigation to enforce Polarity’s patents subjects Polarity to the potential for counterclaims. In the event that one or more of our patents are challenged, a court or the United States Patent and Trademark Office (“USPTO”) may invalidate the patent(s) or determine that the patent(s) is not enforceable, which could harm Polarity’s competitive position. If the USPTO ultimately cancels or narrows the claim in any of Polarity’s patents through these proceedings, it could prevent or hinder Polarity from being able to enforce them against competitors. Such adverse decisions could negatively impact Polarity’s future, expected revenue.

Polarity may become subject to claims of infringement of the intellectual property rights of others, which could prohibit Polarity from developing its treatment, require Polarity to obtain licenses from third parties or to develop non-infringing alternatives, and subject Polarity to substantial monetary damages.

Third parties could assert that Polarity’s procedures infringe their patents or other intellectual property rights.  Whether a product infringes a patent or other intellectual property involves complex legal and factual issues, the determination of which is often uncertain.  Therefore, Polarity cannot be certain that it has not infringed the intellectual property rights of others.  Because patent applications may take years to issue, there also may be applications now pending of which Polarity is unaware that may later result in issued patents that Polarity’s procedure or processes infringe.  There also may be existing patents or pending patent applications of which Polarity is unaware that its procedures or processes may inadvertently infringe.

Any infringement claim could cause Polarity to incur significant costs, place significant strain on Polarity’s financial resources, divert management's attention from Polarity’s business and harm Polarity’s reputation.  If the relevant patents in such claim were upheld as valid and enforceable and Polarity was found to infringe, Polarity could be prohibited from utilizing any procedure that is found to infringe unless Polarity obtains licenses to use the technology covered by the patent or other intellectual property or is able to design around the patent or other intellectual property.  Polarity may be unable to obtain such a license on terms acceptable to it, if at all, and Polarity may not be able to redesign it’s processes to avoid infringement.  A court could also order Polarity to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm Polarity’s reputation, business, financial condition and operating results.

Polarity’s business is subject to continuing regulatory compliance by the U.S. Food and Drug Administration (the “FDA”) and other authorities, which is costly and Polarity’s failure to comply could result in negative effects on its business.

The FDA has specific regulations governing tissue-based products, or HCT/Ps. The FDA has broad post-market and regulatory and enforcement powers.  The FDA's regulation of HCT/Ps includes requirements for registration and listing of products, donor screening and testing, processing and distribution (“Current Good Tissue Practices”), labeling, record keeping and adverse-reaction reporting, and inspection and enforcement.

Even if pre-market clearance or approval is obtained, the approval or clearance may place substantial restrictions on the indications for which the product may be marketed or to whom it may be marketed, may require warnings to accompany the product or impose additional restrictions on the sale and/or use of the product.  In addition, regulatory approval is subject to continuing compliance with regulatory standards, including the FDA's quality system regulations.

If Polarity fails to comply with the FDA regulations regarding its tissue regeneration processes, the FDA could take enforcement action, including, without limitation, any of the following sanctions:

●
Untitled letters, warning letters, fines, injunctions, and civil penalties;
●
Operating restrictions, partial suspension or total shutdown of procedure;
●
Refusing requests for clearance or approval of new procedures;
●
Withdrawing or suspending current applications for approval or approvals already granted; and
●
Criminal prosecution.

It is likely that the FDA's regulation of HCT/Ps will continue to evolve in the future.  Complying with any such new regulatory requirements may entail significant time delays and expense, which could have a material adverse effect on Polarity’s business.

Polarity faces significant uncertainty in the industry due to government healthcare reform.

There have been and continue to be proposals by the Federal Government, State Governments, regulators and third party payers to control healthcare costs, and generally, to reform the healthcare system in the United States.  There are many programs and requirements for which the details have not yet been fully established or the consequences are not fully understood.  These proposals may affect aspects of Polarity’s business.  Polarity also cannot predict what further reform proposals, if any, will be adopted, when they will be adopted, or what impact they may have on Polarity.

Oversight in the industry might affect the manner in which Polarity may compete in the marketplace.

There are laws and regulations that govern the means by which companies in the healthcare industry may market their treatments to healthcare professionals and may compete by discounting the prices of their treatments, including for example, the federal Anti-Kickback Statute, the federal False Claims Act, the federal Health Insurance Portability and Accountability Act of 1996, state law equivalents to these federal laws that are meant to protect against fraud and abuse and analogous laws in foreign countries. Violations of these laws are punishable by criminal and civil sanctions, including, but not limited to, in some instances civil and criminal penalties, damages, fines, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid. In addition, federal and state laws are also sometimes open to interpretation, and from time to time Polarity may find itself at a competitive disadvantage if Polarity’s interpretation differs from that of our competitors.

Polarity may have significant liability exposure and its insurance may not cover all potential claims.

Polarity is exposed to liability and other claims in the event that its treatment is alleged to have caused harm. Polarity may not be able to obtain insurance for the potential liability on acceptable terms with adequate coverage or at reasonable costs. Any potential product liability claims could exceed the amount of Polarity’s insurance coverage or may be excluded from coverage under the terms of the policy. Polarity’s insurance may not be renewed at a cost and level of coverage comparable to that then in effect.

If the NASDAQ Stock Market determines that the Merger with Polarity and the issuance of the Merger Consideration results in a change of control of the Company, the Company may be required to submit a new application under NASDAQ’s original listing standards and if such application is not approved, the Company’s common stock may be delisted from The NASDAQ Capital Market.

In connection with the Merger, the Company will issue 7,050 shares of Series E Preferred Stock, which are convertible into an aggregate of 7,050,000 shares of the Company’s common stock.   NASDAQ Rule 5110(a) provides that a Company must apply for initial listing in connection with a transaction whereby a company combines with a non-NASDAQ entity, resulting in a change of control of such company and potentially allowing the non-NASDAQ entity to effectively obtain NASDAQ listing.  In determining whether a change of control has occurred, NASDAQ considers all relevant factors including, changes in management, board of directors, voting power, ownership and financial structure of the Company.  If The NASDAQ Stock Market determines that a change of control does in fact result from the consummation of the Merger and the issuance of the Merger Consideration and an original listing application has not been approved prior to the consummation of Merger, the Company will be in violation of NASDAQ Rule 5110(a) and the Company’s common stock could be delisted from The NASDAQ Capital Market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Effective December 1, 2016, Mr. Honig resigned from his position as Chief Executive Officer and Co-Chairman of the Board. Mr. Honig remains a director of the Board.

Effective December 1, 2016, Michael Brauser resigned from his position as Co-Chairman of the Board. Mr. Brauser remains a director of the Board.

Effective December 1, 2016, David Rector, a Class I director, Edward Karr, a Class I director and Andrew Kaplan, a Class II director resigned as members of the Board.

Each director resignation was not the result from any disagreement with the Company, the Company’s management or the Board.

On December 1 2016, the Board appointed Dr. Lough, Dr. Swanson and John Stetson as directors of the Company to fill vacancies created upon the resignations of David Rector, Edward Karr, and Andrew Kaplan. Dr. Lough’s appointment is to serve as a Class I director with a term expiring in 2018, Dr. Swanson’s appointment is to serve as a Class I director with a term expiring in 2018 and Mr. Stetson’s appointment as a Class II director with a term expiring in 2019. Effective December 1, 2016, the Board also appointed Dr. Lough Chief Executive Officer, Chief Scientific Officer and Chairman of the Board and Dr. Swanson as Chief Operating Officer of the Company. The appointment of Dr. Lough and Dr. Swanson is pursuant to their employment agreements also entered into December 1, 2016. Mr. Stetson currently serves as the Company’s Chief Financial Officer.

There are no family relationships between Dr. Lough, Dr. Swanson or Mr. Stetson and any of our other officers and directors.

Set forth below is the biographical information of the newly appointed officers and directors, as required by Item 401 of Regulation S-K.

Denver Lough, 35

From August 2009, Dr. Lough has served as Department of Surgery Faculty and Translational Research Director at Laboratory for Regenerative Medicine and Applied Sciences, Institute for Plastic Surgery Southern Illinois University School of Medicine, and from June 2013, he has served as Director of Biomedical Applications for Laboratory for Craniofacial Regenerative Medicine Johns Hopkins Hospital Department of Plastic and Reconstructive Surgery. In addition, Dr. Lough was a lead research associate in the Vascularized Composite Allotransplantation Laboratory at the Johns Hopkins Hospital Department of Plastic and Reconstructive Surgery and has been a research consultant to the Johns Hopkins Hendrix Burn Research Center. Dr. Lough was assembled as a member among other burn experts as a Taiwanese presidential disaster response team following the largest civilian burn disaster in 2015.

Since 2012 Dr. Lough has been a Plastic & Reconstructive Surgery House Staff Officer at Johns Hopkins University School of Medicine, Department of Plastic & Reconstructive Surgery. Dr. Lough also founded PolarityTE, LLC, PolarityTE, Inc. and Lough & Associates LLC which are engaged in the business of developing intellectual property related to regenerative medicine and related fields. Dr. Lough has received numerous accolades and awards by national societies related to basic and translational science applications in tissue engineering, regenerative medicine, and immunology as well as within solid organ and reconstructive transplantation. We believe that Dr. Lough is qualified to serve as a member of our Board because of his experience in clinical medicine and surgery as well as the development and innovation of technologies related to regenerative medicine and related patents and intellectual property which the Company has reviewed for potential development. Dr. Lough holds an M.D. and PhD in Biochemistry, Molecular and Cell Biology from Georgetown University which he earned in 2012.

Edward Swanson, 31

Following completion of his undergraduate degree in Applied Sciences in Biomedical Sciences at the School of Engineering and Applied Sciences at the University of Pennsylvania, Dr. Swanson received his medical degree from Harvard Medical School, where he attended as a student from August 2008 to May 2012, graduating with honors for his thesis researching surgical outcomes within craniofacial and plastic surgery. From July 2012 until December 2016, Dr. Edward Swanson was a Surgical Resident in Plastic & Reconstructive Surgery in the Department of Plastic and Reconstructive Surgery at The Johns Hopkins University School of Medicine. During his time at Johns Hopkins, he served in a leadership role within the residency, sitting on the Program Evaluation Committee from July 2015 to December 2016 and The Johns Hopkins Hospital Housestaff Patient Safety and Quality Council from July 2014 to June 2015. Dr. Swanson has extensive experience in basic and translational biomedical research, including as a research associate in Wound Healing in the Division of Plastic Surgery at the Brigham and Women’s Hospital and Harvard Medical School from May 2004 to August 2004, thesis student in Traumatic Brain Injury at the University of Pennsylvania from August 2006 to May 2007, research fellow in Pancreatic Cancer Cellular Biology at the Brigham and Women’s Hospital and Harvard Medical School from July 2007 to July 2008, research fellow in Nanomedicine at Harvard Medical School and MIT from May 2008 to August 2008, and research fellow in Vascularized Composite Allotransplantation at the Massachusetts General Hospital and Harvard Medical School during his final year of medical school. In addition, Dr. Swanson directed the large animal translational research as a lead research associate in the Vascularized Composite Allotransplantation Laboratory in the Department of Plastic and Reconstructive Surgery at The Johns Hopkins University School of Medicine form July 2014 to June 2015, overseeing experimental projects funded by multimillion dollar grants. Furthermore, Dr. Swanson has demonstrated national and international leadership throughout the field of plastic and reconstructive surgery at a young age, with greater than 40 peer-reviewed publications, five book chapters, and 30 national/international conference presentations. We believe that Dr. Swanson is qualified to serve as a member of our Board because of his experience in technology related to regenerative medicine and related patents and technology and their clinical applications, which the Company has reviewed for potential development.

John Stetson, 31

Since 2010, John Stetson has been the Managing Member of HS Contrarian Investments LLC, a private investment firm with a focus on early stage companies. In addition, Mr. Stetson served as Executive Vice President, Chief Financial Officer, and Director of Marathon Patent Group, Inc. (MARA), a NASDAQ listed patenting company from June 2012 to February 2015. Mr. Stetson was President and Co-Founder of Fidelity Property Group, Inc. from April 2010 to July 2014, a private real estate company. From September 2015 to the present Mr. Stetson has served as Chief Financial Officer of the Company. Mr. Stetson received his BA in Economics from the University of Pennsylvania. We believe that Mr. Stetson is qualified to serve as a member of our Board because of his skills in finance and public company management and administration.

Item 7.01        Regualation FD Disclosure

The Company has made available a presentation about Polarity’s business, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

    The information contained in the presentation is summary information that should be considered in the context of the Company’s filings with the SEC and other public announcements the Company may make by press release or otherwise from time to time. The presentation speaks as of the date of this Report. While the Company may elect to update the presentation in the future to reflect events and circumstances occurring or existing after the date of this Report, the Company specifically disclaims any obligation to do so.

The presentation contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

    The information set forth in this Report, including without limitation the presentation, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.
           (d)        Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Form of Agreement and Plan of Reorganization by and between the Company, Majesco Acquisition Corp., PolarityTE, Inc. and Denver Lough dated December 1, 2016*

3.1	Form of Certificate of Designation of Series E Convertible Preferred Stock

10.1	Form of Employment Agreement by and between the Company and Denver Lough dated December 1, 2016

10.2	Form of Employment Agreement by and between the Company and Edward Swanson dated December 1, 2016

10.3	Form of 2017 Equity Incentive Plan

10.4	Form of Stockholders Agreement by and among the Company, Denver Lough, Edward Swanson, PolarityTE, Inc. and certain stockholders of the Company dated December 1, 2016

10.5	Form of Voting Agreement by and among the Company, Denver Lough, Edward Swanson, PolarityTE, Inc. and certain stockholders of the Company dated December 1 2016

10.6	Forn of Warranty Bill of Sale of Laboratory Equipment by and between Acq Corp and Q Therapeutics, Inc. dated November 25, 2016

10.7	Form of Lease by and between the Company and Paradigm Resources, L.C. Lough dated December 1, 2016

99.1	PolarityTE, Inc. presentation dated December 2016

99.2	Press release dated December 8, 2016

* Certain exhibits and schedules to the Agreement and Plan of Reorganization have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: December 7, 2016	/s/ John Stetson
John Stetson
Chief Financial Officer